Exhibit 3.1

BYLAWS OF

DEERE & COMPANY

(Adopted July 30, 1958; Amended December 7, 2011)

ARTICLE I — IDENTIFICATION

Section 1.  NAME.  The name of the Company is Deere & Company (hereinafter referred to as the “Company”).

Section 2.  OFFICES.  The principal office of the Company in Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware. The Company may maintain, change or discontinue its other offices, including its principal business office in the County of Rock Island, State of Illinois, and may have such other offices both within and outside of the State of Delaware as its business may require.

Section 3.  SEAL.  The seal of the Company shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the words “Deere & Company” and about the lower periphery thereof the word “Delaware”. In the center of the seal shall appear a representation of a leaping deer.

Section 4.  FISCAL YEAR.  The fiscal year of the Company shall begin on the first day of November in each calendar year and end on the last day of October in the following calendar year.

ARTICLE II — THE STOCKHOLDERS

Section 1.  PLACE OF MEETINGS.  Annual meetings of the stockholders for the election of directors shall be held at the principal business office of the Company in Rock Island County, State of Illinois. Meetings of the stockholders for any other purpose may be held at such place within the State of Delaware or the State of Illinois as may be specified by the Chairman or the Board of Directors.

Section 2.  ANNUAL MEETING. The annual meeting of the stockholders, at which they shall elect directors by ballot and may transact such other business as may properly be brought before the meeting in accordance with Section 3 of Article II of these bylaws, shall be held at ten o’clock in the morning, local time, on the last Wednesday in February of each year or on such business day and at such time and at such place as may be designated by the Board of Directors. If the date designated for the annual meeting is a legal holiday then the annual meeting shall be held on the first following day that is not a legal holiday.

Section 3.  NOMINATION OF DIRECTORS AND OTHER BUSINESS.

(a)                              Only persons who are nominated in accordance with the following procedures shall be

Bylaws of Deere & Company

eligible for election as directors. Nominations of persons for election as directors may be made at an annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, only (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (ii) by any person or persons authorized to do so by the Board (or any duly authorized committee thereof),or (iii) by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3. In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must give timely notice thereof in proper written form to the Secretary of the Company.

To be in proper written form, a stockholder’s notice to the Secretary of a proposed nomination shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class, series and number of all shares of stock of the Company which are owned beneficially or of record by such person, and (D) any other information relating to the person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as now or hereafter amended; (ii) as to the stockholder giving the notice, (A) the name and record address of such stockholder, (B) (1) the class, series and number of all shares of stock of the Company which are owned beneficially or of record by such stockholder, (2) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such stockholder or any of its affiliates or associates with respect to stock of the Company, and (3) whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such stockholder or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such stockholder or any of its affiliates or associates with respect to stock of the Company; (C) a description of all agreements, arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; and (D) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as now or hereafter amended. Such notice shall be accompanied by the executed consent of each nominee to serve as a director if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director.

A stockholder providing notice of any nomination proposed to be made at an annual or special meeting shall further update and supplement such notice, if necessary, so that

Bylaws of Deere & Company

the information provided or required to be provided in such notice pursuant to this Section 3 shall be true and correct as of the record date for the annual or special meeting, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not later than five business days after the record date of the meeting. A stockholder in his original notice shall confirm his intention to update and supplement his or her notice as required in the preceding sentence.

No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth herein and unless qualified under the other provisions of these bylaws. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedure, he shall so declare to the meeting and the defective nomination shall be disregarded.

(b)                              At an annual meeting of stockholders, only such business (other than nominations for election to the Board, which must comply with the provisions of Article II, Sections 3(a) and 3(c)) shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of stockholders, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof), or (iii) otherwise properly brought before the meeting by a stockholder of the Company who complies with the notice procedures set forth in this Section 3. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in proper written form to the Secretary of the Company.

To be in proper written form, a stockholder’s notice to the Secretary shall set forth with respect to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and record address of the stockholder proposing such business; (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made, (A) the class, series and number of all shares of stock of the Company which are owned beneficially or of record by such person, (B) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such person or any of its affiliates or associates with respect to stock of the Company, (C) whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such person or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such person or any of its affiliates or associates with respect to stock of the Company; (iv) a description of all agreements, arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the

Bylaws of Deere & Company

stockholder in such business; and (v) any other information relating to such stockholder and on whose behalf the proposal is being made that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at an annual meeting of stockholders pursuant to Regulation 14A under the Securities Exchange Act of 1934, as now or hereafter amended.

A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3 shall be true and correct as of the record date for the meeting, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not later than five business days after the record date for the meeting. A stockholder in his original notice shall confirm his intention to update and supplement his or her notice as required in the preceding sentence.

Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 3, provided, however, that nothing in this Section 3 shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting. If the Chairman of the meeting determines that such business was not properly brought before the meeting in accordance with the foregoing procedure, he shall so declare to the meeting, any such business not properly brought before the meeting shall not be transacted. The provisions of this Section 3(b) shall not apply to any stockholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as now or hereafter amended. Matters to be voted on at a special meeting shall be governed by Section 4 of this Article II and shall be limited to the matters set forth in the notice of the meeting given by or at the direction of the Board (or any duly authorized committee thereof).

(c)                              To be timely, a stockholder’s notice of nomination, whether for an annual meeting or a special meeting called for the purpose of electing directors, or other business for an annual meeting must be delivered to, or mailed and received at, the principal executive offices of the Company, (i) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 15th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment or postponement of a stockholder

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meeting commence a new time period for the giving of a stockholder’s notice as described above.

Section 4.  SPECIAL MEETINGS.  Special meetings of the stockholders may be called by the Chairman or the Board of Directors. The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice for the meeting.

Section 5.  NOTICE OF MEETINGS.  Written, printed or electronic notice of each meeting of stockholders, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally, by mail or, in the case of stockholders who have consented to such delivery, by electronic transmission, by or at the direction of the Chairman or the Secretary to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Company, with postage thereon prepaid. Notice given by electronic transmission will be deemed given: (A) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive such notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive such notice, (C) if by a posting on an electronic network, together with a separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder in the manner consented to by the stockholder.

Any consent to delivery by electronic transmission shall be revocable by the stockholder by written notice to the Company. Any such consent shall be deemed revoked if (i) the Company is unable to deliver by electronic transmission two consecutive notices by the Company in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Company or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Attendance of a person at a meeting of stockholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.  FIXING OF RECORD DATES.  In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to

Bylaws of Deere & Company

any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7.  VOTING LIST.  The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 8.  QUORUM AND ADJOURNED MEETINGS. The holders of a majority of the shares entitled to vote at any meeting of stockholders, present in person or by proxy, shall constitute a quorum at such meeting except as otherwise provided by statute. Whenever a quorum shall be present at any meeting all matters shall be decided by vote of the holders of a majority of the shares present, unless otherwise provided by statute, the certificate of incorporation, or Section 2 of Article III or any other provisions of these bylaws.

Meetings of stockholders may be adjourned from time to time for any reason and, if a quorum shall not be present, the holders of the shares entitled to vote present in person or by proxy, may so adjourn the meeting. When a meeting is adjourned to another time or place, unless the bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken except that, if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than at the meeting, until a quorum shall be present.

Section 9.  VOTING AT MEETINGS.  Unless otherwise required by law, the certificate of incorporation or these bylaws, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

Section 10.  ORGANIZATION.  The Chairman shall preside at all meetings of the stockholders. In the absence or inability to act of the Chairman, the Vice Chairman, the President or an Executive Vice President (in that order) shall preside, and in their absence or inability to act another person designated by one of them shall preside. The Secretary of the Company shall act as secretary of each meeting of the stockholders. In the event of his

Bylaws of Deere & Company

absence or inability to act, the chairman of the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting.

Section 11.  INSPECTORS OF VOTING.  Except as otherwise provided by statute, the Chairman or in his absence the chairman of the meeting, shall appoint inspectors of voting for each meeting of stockholders.

Section 12.  MEETING PROCEDURES.  Meetings of the stockholders shall be conducted in a fair manner but need not be governed by any prescribed rules of order. The presiding officer’s rulings on procedural matters shall be final. The presiding officer is authorized to impose reasonable time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.

ARTICLE III — THE BOARD OF DIRECTORS

Section 1.  NUMBER AND QUALIFICATIONS.  The business and affairs of the company shall be under the direction of or managed by a Board of Directors who need not be residents of the State of Delaware or stockholders of the company. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors, provided no decrease shall have the effect of shortening the term of any incumbent director.

Persons who are or have been officers of the company, other than persons who hold or have held either or both of the office of chairman and chief executive officer and the office of president, shall not be elected directors of the company for terms beginning after the date they retire from active employment with the company. A director shall retire from the Board effective with the first annual meeting of stockholders following such Director’s 72nd birthday, except in rare circumstances approved by the Board.

Section 2.  ELECTION.  The directors shall be elected as specified in the Certificate of Incorporation at the annual meeting of stockholders, except as provided in Section 3 of this Article and except as required under the terms of any preferred shares, and each director elected shall hold office during the term for which he or she is elected and until his or her successor is elected and qualified, subject to prior death, resignation, retirement or removal from office. Any director elected after the 2010 annual meeting of stockholders may be removed from office with or without cause.

Except as provided in Section 3 of this Article, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees at any such meeting exceeds the number of directors to be elected at the meeting, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a nominee for director is not elected and that

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nominee is an incumbent director, the director shall promptly tender his or her written resignation to the Board, subject to the Board’s acceptance. The Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Corporate Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the decision of the Board or the Corporate Governance Committee.

Section 3.  VACANCIES.  Except as required by law, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring on the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so chosen shall serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified, subject, however, to such director’s prior death, resignation, retirement or removal from office.

Section 4.  REGULAR MEETINGS.  Regular meetings of the Board of Directors shall be held on at least a quarterly basis. One regular meeting shall be held as soon as practicable following the adjournment of the annual meeting of stockholders, at such time and place within or outside the State of Delaware as may be designated by the Board of Directors. Other regular meetings of the Board of Directors shall be held on such dates and at such places within or outside the State of Delaware as may be designated from time to time by the Board of Directors.

Section 5.  SPECIAL MEETINGS.  Special meetings of the Board of Directors may be held upon call of the Chairman at any time; special meetings also shall be called by the Chairman or by the Secretary whenever requested by one-third of the directors then in office. Such meetings shall be held at the principal business office of the Company in Rock Island County, Illinois, or at any other place either within or outside the State of Delaware as is designated in the call and notice for the meeting.

Section 6.  NOTICE OF MEETINGS.  No notice of any kind shall be necessary for the regular meeting of the Board of Directors to be held following the annual meeting of stockholders at the principal business office of the Company in Rock Island County, Illinois.

Notice of special meetings of the Board of Directors wherever held in the United States other than Alaska or Hawaii, and notice of other regular meetings of the Board of Directors to be held at a place in the United States other than in Alaska or Hawaii shall be given by letter, telegram, cable or radiogram addressed to each director’s regular business office and delivered for transmission not later than during the second day immediately preceding the day for such meeting. One day personal, telegraphic or telephonic notice given by the Chairman, Secretary or any other officer, shall be sufficient notice of the calling of a special meeting; provided that such persons may give shorter notice if that is deemed necessary or appropriate under the circumstances provided that the shorter notice is actually received by the director prior to the meeting and provision is made at the meeting for participation by means of telecommunication, as permitted by Section 10 of this Article.

Bylaws of Deere & Company

Notice of special meetings and of regular meetings of the Board of Directors to be held at a place in Alaska or Hawaii or outside the United States shall be given by letter, telegram, cable or radiogram addressed to each director’s regular business office and delivered for transmission not later than during the tenth day immediately preceding the day for such meeting.

Notice of any meeting of the Board of Directors for which a notice is required may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Attendance of a director at any such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors for which a notice is required need be specified in the notice, or waiver of notice, of such meeting.

Section 7.  QUORUM.  A majority of the number of directors in office shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except as otherwise provided by law or these bylaws. [During an emergency period following a national catastrophe, due to enemy attack, a majority of the surviving members of the Board of Directors who have not been rendered incapable of acting as the result of physical or mental incapacity or the difficulty of transportation to the place of the meeting shall constitute a quorum for the purpose of filling vacancies in the Board of Directors and among the elected officers of the Company.]

Section 8.  ORGANIZATION.  The Chairman shall preside at all meetings of the Board of Directors. In the absence or inability to act of the Chairman, the Vice Chairman, the President or an Executive Vice President (in that order) shall preside, and in their absence or inability to act another director designated by one of them shall preside.

Section 9.  ACTIONS BY WRITTEN CONSENT.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee.

Section 10.  MEETINGS BY MEANS OF TELECOMMUNICATION.  Members of the Board of Directors of the Company, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

Section 11.  INTERESTED DIRECTORS:  QUORUM.

(a)                              No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association

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or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1)                              The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2)                              The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(3)                              The contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof or the shareholders.

(b)                              Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 12.  COMPENSATION.  The Board of Directors, by the affirmative vote of a majority of the whole Board, and irrespective to any personal interest of its members, shall provide reasonable compensation of all directors for services, ordinary or extraordinary, to the Company as directors, officers or otherwise. Directors shall be paid their actual expenses of attendance at each meeting of the Board of Directors and committees thereof.

ARTICLE IV — EXECUTIVE COMMITTEE

Section 1.  DESIGNATION AND MEMBERS.  During the intervals between meetings of the Board of Directors and subject to such limitations as may be imposed by law and these bylaws, an Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Company. The membership of such Executive Committee shall include the Chairman and such other directors as are designated by the Board of Directors at the recommendation of the Chairman.

This designation of the Executive Committee and the delegation of authority granted to it shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed upon it or him by law. No member of the Executive Committee shall continue to be a member thereof after he ceases to be a director of the Company.

Bylaws of Deere & Company

Section 2.  LIMITATION OF POWERS.  Neither the Executive Committee, nor any other Board Committee, shall have the authority of the Board of Directors in reference to amending the certificate of incorporation; adopting an agreement of merger or consolidation with another corporation or corporations; amending, altering or repealing the bylaws; electing or removing the Chairman, Vice Chairman, President, any Executive Vice President or any Senior Vice President; declaring dividends; or amending, altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be amended, altered or repealed by the Executive Committee. Nor, unless specifically authorized by the Board of Directors, shall the Executive Committee have the authority of the Board of Directors in reference to incurring indebtedness for a term of longer than one year except that this limitation shall not apply to indebtedness of up to five years which (i) do not involve registration with the Securities & Exchange Commission and (ii) do not result in a total of indebtedness of $50,000,000 for a term longer than one year to any one lender, nor shall this limitation apply to the guaranty of an indebtedness which runs longer than one year.

In any resolution of the Board of Directors providing for action to be taken or approval to be given by, or a report to be made to, the Board, the term “Board of Directors” standing alone shall not be deemed to mean the Executive Committee.

All minutes of meetings of the Executive Committee shall be submitted to the next succeeding meeting of the Board of Directors, provided that no rights other than those of the Company shall be affected by any revision or alteration by the Board of Directors of actions of the Executive Committee.

Section 3.  PROCEDURE, MEETINGS, QUORUM.  The Chairman shall preside at all meetings of the Executive Committee. In the absence or inability to act of the Chairman, the Vice Chairman, the President or an Executive Vice President (in that order) shall preside, and in their absence or inability to act another member designated by one of them shall preside.

The Executive Committee shall keep a record of its acts and proceedings.

Meetings of the Executive Committee shall be called at the request of any member of the Committee with the concurrence of the Chairman, or in the event of his absence or inability to act, the Vice Chairman, or in the event of the Vice Chairman’s absence or inability to act, the President or an Executive Vice President of the Company, in the order of their availability. Such meeting shall be held at such location as shall be stated in the notice for such meetings.

Meetings of the Executive Committee may be held upon notice given by word of mouth or written notice delivered during regular business hours to the office of each member or at other times to his residence. In the case of a meeting held at the principal business office of the Company in Rock Island County, Illinois, such notice may be given at any time prior to said meeting. In the case of a meeting held at any place in the United States other than the principal business office and other than Alaska or Hawaii, such notice may be given 48 hours prior to said meeting. In the case of a meeting held in Alaska or Hawaii or elsewhere outside the United States, such notice may be given four days prior to said meeting.

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A majority of the members of the Executive Committee shall constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee.

ARTICLE V — BOARD COMMITTEES OTHER THAN THE EXECUTIVE COMMITTEE

Section 1.  GENERAL PROVISIONS.  The Board of Directors may from time to time establish such committees of the Board as it shall deem appropriate in addition to the Executive Committee. The resolution establishing each such committee shall state its powers and duties and the number of directors who shall be members. The membership of and committee chairman of each such committee shall be designated by the Board of Directors upon the recommendation of the Chairman. No such committee of the Board shall exercise any of the powers of the Board other than those set forth in such resolution establishing the committee, as such resolution may be amended from time to time.

Section 2.  PROCEDURES, MEETINGS, QUORUM.  Meetings of such Board committees may be held on call of the Chairman of the committee or upon call issued by the Secretary of the Company at the request of a majority of the committee.

Unless stated otherwise in the resolution establishing a committee, a majority of the members shall constitute a quorum for the conduct of business.

Meetings of such Board committees may be held at such place as may be designated in the notice of meeting. Notice of meetings shall be given by the Secretary of the Company and shall be by word of mouth delivered to the office of the committee member not later than the third day before the meeting or in writing or by telegram mailed or sent not later than the fourth day before the meeting. The notice need not specify the business to be conducted at a meeting.

ARTICLE VI — THE OFFICERS

Section 1.  NUMBER AND QUALIFICATIONS.  The principal corporate officers of the Company shall consist of a Chairman, a President, a Secretary, and a Treasurer; and the Company may have a Vice Chairman, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a General Counsel, a Comptroller and such other corporate officers and assistant officers as may be elected or appointed pursuant to these bylaws. The Chairman and Vice Chairman shall be chosen from among the directors, but no other officer need be a director. The Company may also have such divisional officers as may be elected or appointed pursuant to these bylaws. Any number of offices may be held by the same person.

Section 2.  GENERAL DUTIES.  All corporate and any divisional officers so designated by the Board of Directors or the Chairman (“Designated Divisional Officers”), shall have such authority and perform such duties as officers of the Company as may be provided by or delegated in

Bylaws of Deere & Company

accordance with Sections 7 through 16 of these bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these bylaws. All agents and employees of the Company not elected by the Board of Directors may be appointed by the Chairman or by persons authorized by him to do so, to serve for such time and to have such duties as the appointing authority may determine from time to time.

Section 3.  ELECTION AND TERM OF OFFICE.  All corporate officers and each Designated Divisional Officer shall be elected annually by the Board of Directors at its regular meeting in February of each year. Each such corporate and divisional officer shall hold office for one year and until his successor is elected and qualified, or until he shall have resigned, or shall have been removed in the manner provided in Section 4.

Section 4.  REMOVAL.  Any corporate or divisional officer may be removed by the Board of Directors, and any corporate officer below the rank of Senior Vice President or divisional officer other than a Designated Divisional Officer may be removed by the Chairman, whenever in the judgment of the Board or the Chairman, respectively, the interests of the Company will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person removed. Election of an officer shall not of itself create contract rights.

Section 5.  RESIGNATIONS.  Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman. Such resignation shall take effect at the time specified therein and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.  VACANCIES.  The Board of Directors may at any time create and fill new offices and may at any time fill the unexpired portion of the term of any vacant office. In addition, as to any corporate office below the rank of Senior Vice President, or any divisional office below the rank of Designated Divisional Officer, the Chairman may at any time create and fill new offices and may at any time fill the unexpired term of any such office.

Section 7.  CHAIRMAN.  The Chairman shall be the chief executive officer of the Company and as such shall have the active executive management of the operations of the Company, and shall see that the orders and resolutions of the Board of Directors and of the Executive Committee are carried into effect. He shall have power to execute in the name of the Company all bonds, contracts, other obligations and property conveyances which are duly authorized, and he shall have all the powers and perform all duties devolving upon him by law and as head of the Company. He may call special meetings of the stockholders and of the Board of Directors. From time to time he shall bring to the attention of the Board of Directors such information or recommendations concerning the business and affairs of the Company as he may deem necessary or appropriate. When present he shall preside at all meetings of the stockholders, of the Board of Directors and of the Executive Committee.

Section 8.  VICE CHAIRMAN.  The Vice Chairman shall be the second ranking officer of the Company. He shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chairman may from time to time delegate to him. In the

Bylaws of Deere & Company

absence or inability to act of the Chairman, the Vice Chairman shall act as the chief executive officer of the Company and shall perform the duties of the Chairman.

Section 9.  PRESIDENT.  The President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate to him. In the absence or inability to act of the Chairman and the Vice Chairman, the President shall perform the duties of Chairman.

Section 10.  EXECUTIVE VICE PRESIDENTS.  Each Executive Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chairman may from time to time delegate to him. In the absence or inability to act of the Chairman, the Vice Chairman and the President, an Executive Vice President present shall act as the chief executive officer of the Company and shall perform the duties of the Chairman.

Section 11.  SENIOR VICE PRESIDENTS.  Each Senior Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chairman may from time to time delegate to him. In the absence or inability to act of the Chairman, the Vice Chairman, the President and Executive Vice Presidents, the duties of the Chairman shall be performed by a Senior Vice President present, acting in such order of priority as shall be designated by the Chairman.

Section 12.  VICE PRESIDENTS.  Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chairman may from time to time delegate to him.

Section 13.  SECRETARY.  The Secretary shall act as secretary of all meetings of the stockholders, the Board of Directors and the Executive Committee. He shall prepare and keep or cause to be kept in books provided for the purpose minutes of all meetings of the stockholders, the Board of Directors and the Executive Committee; shall see that all notices are duly given in accordance with the provisions of these bylaws and as required by law, shall be custodian of the records and of the seal of the Company and see that the seal is affixed to all documents, the execution of which on behalf of the Company under its seal is duly authorized and, in general, he shall perform all duties incident to the office of Secretary and as required by law and such other duties as may be assigned to him from time to time by the Board of Directors or by the Chairman.

Each Assistant Secretary (if one or more Assistant Secretaries be elected) shall assist the Secretary in his duties and shall perform such other duties as the Board of Directors may prescribe from time to time, or the Chairman or the Secretary may delegate to him from time to time. In the event of the absence or inability to act of the Secretary, his duties shall be performed by an Assistant Secretary designated by the Chairman.

Section 14.  TREASURER.  The Treasurer shall have charge and custody of, and be responsible for, all moneys, notes and securities in the possession of the Company, and deposit all funds in the name of the Company in such banks, trust companies or other

Bylaws of Deere & Company

depositories as he may select; shall receive, and give receipts for, moneys due and payable to the Company from any source whatsoever; and, in general, he shall perform all the duties incident to the office of Treasurer and as required by law and such other duties as may be assigned to him from time to time by the Board of Directors or by the Chairman.

Each Assistant Treasurer (if one or more Assistant Treasurers be elected) shall assist the Treasurer in his duties and shall perform such other duties as the Board of Directors may prescribe from time to time, or the Chairman or the Treasurer may delegate to him from time to time. In the event of the absence or inability to act of the Treasurer, his duties shall be performed by an Assistant Treasurer designated by the Chairman.

Section 15.  GENERAL COUNSEL.  The General Counsel shall be the chief legal advisor of the Company as to all matters affecting the Company and its business and, in general, he shall perform all the duties incident to the office of General Counsel and such other duties as may be assigned to him from time to time by the Board of Directors or by the Chairman.

Section 16.  COMPTROLLER.  The Comptroller shall direct the preparation and maintenance, on a current basis, of such accounting books, records and reports as may be necessary to permit the directors, officers and executives of the Company to exercise adequate planning and control of the business of the Company or as may be required by law; and in general, he shall perform all the duties incident to the office of Comptroller and such other duties as may be assigned to him from time to time by the Board of Directors or by the Chairman.

ARTICLE VII — ACTS WITH RESPECT TO SECURITIES OWNED

Section 1.  ACTS WITH RESPECT TO SECURITIES OWNED.  Subject always to the specific directions of the Board of Directors, the Chairman, the Vice Chairman, the President, an Executive Vice President, a Senior Vice President, a Vice President, or the Treasurer on behalf of the Company may exercise all the rights, powers and privileges of ownership, including the right to vote, by proxy or otherwise, any security or securities owned by the Company (including reacquired shares of capital stock of the Company). The endorsement of such officers may be attested by the Secretary or an Assistant Secretary either with or without affixing thereto the corporate seal.

ARTICLE VIII — OTHER PROVISIONS

Section 1.  CERTIFICATES OF STOCK.  The shares of the corporation may be represented by a certificate or may be uncertificated. Certificates to evidence ownership of stock of the Company shall be in such form as the Board of Directors shall from time to time approve. The Chairman, President, Chief Financial Officer or the Treasurer is authorized to appoint a transfer agent and registrar for the stock of the Company and to make all other appointments of agents related to the stock of the Company. The Chairman, President, Chief Financial Officer or the Treasurer may adopt such regulations concerning the authority and duties of the transfer agent and registrar, the transfer and registration of certificates of stock and the

Bylaws of Deere & Company

substitution or replacement of lost, stolen, destroyed or mutilated certificates as such officer shall see fit.

Section 2.  LOANS.  The Company may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Company or of any of its subsidiaries, including any officer or employee who is a director of the Company or of any of its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Company. The loan, guaranty or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve including, without limitation, a pledge of shares of stock of the Company.

Section 3.  AMENDMENT OF BYLAWS.  In addition to such power of amendment as is vested by law in the shareholders, the Board of Directors is authorized to alter, amend or repeal the bylaws at any meeting of the Board of Directors by the affirmative vote of a majority of the number of directors then in office.

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